UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 28, 2010

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

The stockholders of the Company voted on three items at the Annual Meeting of Stockholders held on January 28, 2010.

1.	The election of ten directors to terms ending in 2011.

2.	Approval of the 2010 Management Incentive Plan.

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

The final voting results were as follows:

	Number of shares outstanding at the record date	Total shares present in person or by proxy

Series A common stock	153,887,751	127,928,410

Each of the directors listed below was reelected as a director of the Company. The nominees for director were elected based upon the following votes.

Director	For	Withheld	Broker Non-Votes
Totals	107,577,703	3,893,531	16,457,176
Donald N. Boyce	75,857,918	35,613,316
Howard L. Clark, Jr.	107,456,057	4,015,177
Gregory E. Hyland	105,248,035	6,223,199
Jerry W. Kolb	75,851,925	35,619,309
Joseph B. Leonard	107,484,159	3,987,075
Mark J. O’Brien	107,491,455	3,979,779
Bernard G. Rethore	75,868,290	35,602,944
Neil A. Springer	75,850,099	35,621,135
Lydia W. Thomas	107,449,610	4,021,624
Michael T. Tokarz	96,038,761	15,432,473

The proposal to approve the Mueller Water Products, Inc. 2010 Management Incentive Plan received the following votes.

Votes for approval	104,709,567
Votes for approval as a percentage of votes cast	96.07%
Votes against approval	4,279,378
Abstentions	2,482,289
Broker non-votes	16,457,176

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 received the following votes.

Votes for approval	127,519,677
Votes for approval as a percentage of votes cast	99.80%
Votes against approval	260,172
Abstentions	148,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2010	MUELLER WATER PRODUCTS, INC.

/S/ ROBERT BARKER
Robert Barker
Executive Vice President and General Counsel

4